Exhibit 10.4

PRIVILEGED AND CONFIDENTIAL

October 31, 2019

FuelCell Energy, Inc.

3 Great Pasture Road
Danbury, CT 06810
Attention: Jason Few
Email:jfew@fce.com

Loan Discount Letter

Ladies and Gentlemen:

This letter (this “Loan Discount Letter”) sets forth the loan discount amount accepted  by FuelCell Energy, Inc., a Delaware corporation (the “Borrower” or “you”), in connection with the Credit Agreement dated as of the date hereof (as amended, modified or supplemented from time to time, the “Credit Agreement”) by and among the Borrower, the Subsidiaries of the Borrower from time to time parties thereto as Guarantors, the Lenders party thereto from time to time, and Orion Energy Partners Investment Agent, LLC, as administrative agent and collateral agent (and in such capacities as both the administrative agent and the collateral agent, the “Agent”). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

Loan Discount.

Each Lender shall fund its Commitments on each Funding Date in an amount equal to the principal amount of the Loans to be funded by such Lender on such date less 2.50% of the aggregate principal amount of the Loans funded by such Lender on such date (the “Loan Discount”).

Such Loan Discount shall be in all respects fully earned on the Initial Funding Date and non-refundable and non-creditable thereafter.

General Provisions.

The Loan Discount shall be in addition to the reimbursement of any other expenses or amounts reimbursable or payable to any Lender, Agent or Person in connection with the Credit Agreement.

Borrower acknowledges that this Loan Discount Letter is neither an express nor an implied commitment by any Lender, Agent or Person to act in any capacity with respect to the Credit Agreement or the Commitments thereunder or to purchase or place any Loans in connection therewith. This Loan Discount Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the parties hereto. Except as specified in the Credit Agreement, you agree that this Loan Discount Letter shall not constitute or give rise to any obligation on the part of us or any of our Affiliates to provide or arrange any financing.

This Loan Discount Letter shall be construed in accordance with and governed by the law of the State of New York.

The provisions of Sections 10.07 (Severability) and 10.09(b) – (g) (Governing Law; Jurisdiction; Etc.) of the Credit Agreement shall apply, mutatis mutandis, to this Loan Discount Letter. This Loan Discount Letter may be executed in any number of counterparts, each of which when executed will be an original, and all of which, when taken together, will constitute one agreement. Delivery of an executed counterpart of a signature page of this Loan Discount Letter by facsimile or other electronic transmission will be effective as delivery of a manually executed counterpart hereof.

In addition, please note that neither Lender nor Agent, nor any of their respective Affiliates, provide accounting, tax or legal advice.

Please confirm that the foregoing is in accordance with your understanding by signing and returning to us the enclosed copy of this Loan Discount Letter.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned have executed this Loan Discount Letter as of the date first written above.

Very truly yours,

ORION ENERGY PARTNERS INVESTMENT AGENT, LLC, as Agent

By:	/s/ Gerritt Nicholas
Name:	Gerritt Nicholas
Title:	Managing Partner

[FuelCell - Loan Discount Letter]

ACKNOWLEDGED AND AGREED:

FUELCELL ENERGY, INC.

By:	/s/ Jason B. Few
Name:	Jason B. Few
Title:	President, Chief Executive Officer and
Chief Commercial Officer

[FuelCell - Loan Discount Letter]